SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2013 (September 26, 2013)

3DX Industries, Inc.

(formerly Amarok Resources, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-156594	98-0599925
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
7044 Portal Way, Unit K #110 Ferndale, WA 98248 (Address of principal executive offices)
(949) 682-7889
(Registrant’s Telephone Number)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3DX Industries, Inc.

Form 8-K

Current Report

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Executive Employment Agreement

On December 18, 2013, 3DX Industries, Inc., (the “Company”) entered into that certain Executive Employment Agreement (the “Employment Agreement”) with Roger Janssen, an individual (“Mr. Janssen”), which the parties mutually agreed would be effective as of November 23, 2013 (the “Employment Agreement Effective Date”). Pursuant to the terms of the Employment Agreement, Mr. Janssen shall serve as President and Chief Executive Officer of the Company and shall be responsible for the management and running of the day-to-day operations of the Company, business development, sales and marketing for the Company. Mr. Janssen shall be employed for a term of three (3) years which shall be automatically renewed in one (1) year increments unless terminated within the sole discretion of the Company’s Board of Directors. As consideration for entry into the Employment Agreement and performance of the services as President and Chief Executive Officer of the Company, Mr. Janssen shall receive: (i) a total of Thirty Million (30,000,000) restricted shares of common stock of the Company, valued at $0.001 per share, as a signing bonus; and (ii) a base salary equal to One Hundred and Eighty Thousand USD ($180,000) per year, payable on a monthly basis.

The preceding description of the Employment Agreement is a brief summary of its terms and does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Equipment Purchase Agreement

On December 18, 2013, the Company entered into that certain Equipment Purchase Agreement (the “Purchase Agreement”) with Mr. Janssen pursuant to which the Company shall purchase certain equipment necessary to the business of the Company, as provided for in Exhibit A of the Purchase Agreement, in exchange for a convertible promissory note for $500,000 USD (the “Note”).

The preceding description of the Purchase Agreement is a brief summary of its terms and does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Exemption From Registration. The shares of Common Stock referenced herein are intended to be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 5.03          AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 18, 2013, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  As a result of the Amendment, the Company has changed its name with the State of Nevada from Amarok Resources, Inc. to 3DX Industries, Inc. A copy of the Amendment is filed herewith as Exhibit 3. 1.

ITEM 8.01          OTHER EVENTS

On September 26, 2013, the Company’s Board of Directors, having received the written consent of shareholders holding a majority of the Company’s outstanding shares of common stock, approved: (i) an amendment to the Company’s Articles of Incorporation to change the Company’s name from Amarok Resources, Inc. to 3DX Industries, Inc. (the “Corporate Name Change”); and (ii) a change to the Company’s OTC trading symbol from AMOK to DDDX (the “Symbol Change”). Under Nevada corporation law, the consent of the holders of a majority of the voting power is effective as stockholders' approval. An Information Statement on Schedule 14C pertaining to the Corporate Name Change and Symbol Change was mailed to our shareholders on October 23, 2013. In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the Corporate Name Change and Symbol Change would not become effective until at least ten (10) calendar days after the mailing of the Information Statement. The Corporate Name Change was declared effective by FINRA on November 22, 2013. The Symbol Change was declared effective by FINRA on December 23, 2013.

ITEM 9.01	(d) EXHIBITS

Exhibit	Exhibit Description
3.1	Certificate of Amendment to Articles of Incorporation effective November 18, 2013
10.1	Executive Employment Agreement, dated December 18, 2013, by and between 3DX Industries, Inc. and Roger Janssen
10.2	Equipment Purchase Agreement, dated December 18, 2013, by and between 3DX Industries, Inc. and Roger Janssen

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3DX INDUSTRIES, INC.

Date: December 30, 2013	By:	/s/ Roger Janssen
Roger Janssen President and Chief Executive Officer